UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 3, 2004

                              ATLANTIC REALTY TRUST
             (Exact Name of Registrant as Specified in its Charter)

  MARYLAND                             0-27562               13-3849655
  --------                             -------               ----------
(State or other jurisdiction of (Commission File Number)   I.R.S. Employer
            incorporation)                                 Identification No.)


                      747 Third Avenue, New York, NY 10017
                      ------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 702-8561


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Item 5.  Other Events and Regulation FD Disclosure.

         On August 3, 2004, Atlantic Realty Trust, a Maryland real estate investment trust (the "TRUST"), on the one hand, and Kimco Realty Corporation, a Maryland corporation ("KRC"), Kimco Realty Services, Inc., a Delaware corporation ("KRS") and Milton Cooper ("COOPER") on the other hand (each of KRC, KRS and Cooper, are referred to collectively as "KIMCO") entered into a Third Amended and Restated Standstill Agreement (the "AMENDED STANDSTILL AGREEMENT") in the form attached hereto as Exhibit 99.1.

         The Trust entered into the Amended Standstill for the sole purpose of permitting Kimco to purchase in a private transaction up to 235,150 shares of the Trust owned by First Union Real Estate Equity and Mortgage Investments and Michael and Susan Ashner (the "FIRST UNION/ASHNER PURCHASES"). As a result of the Amended Standstill Agreement and assuming Kimco consummates the First Union/Ashner Purchases (which, based on First Union's most recent Form 13D amendment, this has occurred), Kimco will be permitted to own up to 39.61% of the outstanding shares of the Trust. Consistent with the prior standstill agreements, Kimco has also agreed in the Amended Standstill Agreement to vote any shares that it holds in excess of 9.8% of the outstanding shares in accordance with the recommendation of the board of trustees of the Trust.

         The description of the Standstill Agreement contained herein is qualified in its entirety by reference to the form of Standstill Agreement attached hereto as Exhibit 99.1.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         99.1 Form of Standstill Agreement, dated as of August 3, 2004, by and among the Trust and Kimco.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ATLANTIC REALTY TRUST


                                      By: /s/ Edwin R. Frankel
                                          --------------------------------------
                                            Edwin R. Frankel
                                            Executive Vice President


August 6, 2004